                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                 Expeditors International of Washington, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                            EXPEDITORS INTERNATIONAL
                              OF WASHINGTON, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             WEDNESDAY, MAY 8, 1996

To the Shareholders of Expeditors
International of Washington, Inc.

    Notice is hereby given that the Annual Meeting of Shareholders of EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. (the "Company") will be held at 2:00 in the afternoon, on Wednesday, May 8, 1996, at the Seattle Marriott Hotel, SeaTac located at 3201 South 176th Street, Seattle, Washington, for the following purposes:

    (1)To elect six (6) directors, each to serve until the next annual meeting of shareholders and until a successor is elected and qualified; and

    (2)To transact such other business as may properly come before the meeting.

    Shareholders of record on the books of the Company at the close of business on March 11, 1996, will be entitled to notice of and to vote at the meeting and any adjournment thereof.

                                          By Order of the Board of Directors

                                          [SIGNATURE]
                                          Jeffrey J. King
                                          SECRETARY

Seattle, Washington
March 25, 1996

                             YOUR VOTE IS IMPORTANT

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE. THIS WILL ENSURE A QUORUM AT THE MEETING. THE GIVING OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE AT THE MEETING IF THE PROXY IS REVOKED IN THE MANNER SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

                                     [LOGO]

                            EXPEDITORS INTERNATIONAL
                              OF WASHINGTON, INC.
                            19119 16TH AVENUE SOUTH
                           SEATTLE, WASHINGTON 98188

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 8, 1996

                         INFORMATION REGARDING PROXIES

    This proxy statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Expeditors International of Washington, Inc. (the "Company") for use at the annual meeting of shareholders (the "Annual Meeting") to be held at the Seattle Marriott Hotel, SeaTac located at 3201 South 176th Street, Seattle, Washington on Wednesday, May 8, 1996, at 2:00 p.m. local time, and at any adjournment or adjournments thereof. Only shareholders of record on the books of the Company at the close of business on March 11, 1996 (the "Record Date") will be entitled to notice of and to vote at the meeting. It is anticipated that these proxy solicitation materials and a copy of the Company's 1995 Annual Report to Shareholders will be mailed to shareholders on or about March 25, 1996.

    If the accompanying form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. In the absence of instructions to the contrary, such shares will be voted for all of the nominees for the Company's Board of Directors listed in this proxy statement and in the form of proxy. Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to the Secretary of the Company, by executing and delivering to the Company another proxy dated as of a later date or by voting in person at the meeting.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

    The only outstanding voting securities of the Company are shares of common stock, $.01 par value (the "Common Stock"). As of the Record Date, there were 12,038,687 shares of Common Stock issued and outstanding, and each such share is entitled to one vote at the Annual Meeting. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock underlying abstentions and broker non-votes will be considered present at the Annual Meeting for the purpose of determining whether a quorum is present.

    Under Washington law and the Company's charter documents, if a quorum is present, the six nominees for election to the Board of Directors who receive the greatest number of votes cast by persons present in person at the Annual Meeting or represented by proxy shall be elected Directors. Abstentions and broker non-votes will have no effect on the election of directors.

    Proxies and ballots will be received and tabulated by the First Interstate Bank of Washington, N.A., an independent business entity not affiliated with the Company.

    The Common Stock is listed for trading on the NASDAQ National Market under the symbol EXPD. The last sale price for the Common Stock, as reported by NASDAQ on March 11, 1996, was $27.25 per share.

    The following table sets forth information, as of March 11, 1996, with respect to all shareholders known by the Company to be beneficial owners of more than five percent of its outstanding Common Stock. Except as noted below, each person has sole voting and dispositive powers with respect to the shares shown.

                                                                                    AMOUNT AND NATURE
                                                                                      OF BENEFICIAL       PERCENT OF
                                NAME AND ADDRESS                                        OWNERSHIP            CLASS
--------------------------------------------------------------------------------  ----------------------  -----------
RCM Capital Management (1)......................................................          1,173,600             9.75%
 Four Embarcadero Center
 Suite 2900
 San Francisco, CA 94111
FMR Corp. (2)...................................................................            974,300             8.09%
 82 Devonshire Street
 Boston, MA 02109
Wanger Asset Management, L.P. (3)...............................................            800,000             6.65%
 227 West Monroe Street
 Suite 3000
 Chicago, IL 60606
The Prudential Insurance Company of America (4).................................            685,400             5.69%
 Prudential Plaza
 Newark, NJ 07102-3777
First Pacific Advisors, Inc. (5)................................................            667,500             5.54%
 11400 W. Olympic Boulevard
 Suite 1200
 Los Angeles, CA 90064

------------------------
(1) The holding shown is as of December 31, 1995, according to a joint statement on Schedule 13G dated February 5, 1996 filed by RCM Capital Management ("RCM"), an investment advisor; RCM Limited L.P. ("RCM Limited"), the General Partner of RCM; and RCM General Corporation ("RCM General"), the General Partner of RCM Limited. RCM, RCM Limited, and RCM General report that, as a group, they have sole voting power with respect to 1,055,600 of these shares, sole dispositive power with respect to 1,158,600 shares and shared dispositive power with respect to 15,000 shares. The above disclosure includes 680,100 shares as to which RCM Capital Funds, Inc., a diversified open-end management investment company, claims sole dispositive power and 347,800 shares as to which RCM Growth Equity Fund claims sole dispositive power, as set forth in a joint Schedule 13G dated February 8, 1996.

(2) The holding shown is as of December 31, 1995, according to a Schedule 13G dated February 14, 1996 filed by FMR Corp., a parent holding company on behalf of itself and Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment advisor ("Fidelity Management"); Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank; Fidelity International Limited, Edward C. Johnson 3d ("Mr. Johnson") in his individual capacity and as a predominant shareholder of FMR Corp.; and Abigail Johnson in her individual capacity and as a predominant shareholder of FMR Corp. Fidelity Management reports that it is the beneficial owner of 286,700 shares. FMR Corp. and Mr. Johnson report that they have sole dispositive power with respect to 267,700 shares. Fidelity International Limited reports that it has sole voting and dispositive power over 19,000 of these shares. Fidelity Management Trust Company reports that it is the beneficial owner of 687,600 shares. Mr. Johnson and FMR Corp. report that they have sole voting and dispositive power over 687,600 of these shares.

(3) The holding shown is as of December 31, 1995, according to a Schedule 13G dated February 9, 1996 filed jointly by Wanger Asset Management, Ltd. ("WAM Ltd."), for itself and as sole general partner for Wanger Asset Management, L.P. ("WAM") and by Ralph Wanger ("Wanger") in his individual capacity as principal stockholder of WAM, Ltd. Each of WAM Ltd., WAM and Wanger report shared voting and dispositive power with respect to the 800,000 shares. WAM serves as investment advisor to Acorn Investment Trust, Series Designated Acorn Fund (the "Trust"), and various of WAM's limited partners and employees are also officers and trustees of the Trust. WAM, as investment advisor, reports shared voting and dispositive power with respect to 600,000 shares which are held by the Trust.

(4) The holding shown is as of December 31, 1995, according to a Schedule 13G dated February 9, 1996 filed by The Prudential Insurance Company of America ("Prudential"), an insurance company, broker-dealer and investment advisor. Prudential reports that it has sole voting and dispositive power with respect to 200,700 shares and shared voting and dispositive power with respect to 484,700 shares. Prudential further reports that 676,400 of these shares are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies and/or other affiliates and that the combined holdings of these entities were reported for the purpose of administrative convenience.

(5) The holding shown is as of December 31, 1995, according to a Schedule 13G dated February 13, 1996, filed by First Pacific Advisors, Inc. ("FPA"), an investment advisor. FPA reports that it has shared voting and dispositive power with respect to 421,500 and 667,500 of these shares, respectively.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

NOMINEES

    A Board of Directors consisting of six directors will be elected at the Annual Meeting to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. The Board of Directors has unanimously approved the nominees named below, all of whom are members of the current Board of Directors. Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the six nominees of the Board of Directors named below. Although the Board of Directors anticipates that all of the nominees will be available to serve as directors of the Company, should any one or more of them not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

    The following table lists the names and ages, and the amount and nature of the beneficial ownership of Common Stock of each nominee, each of the Named Executive Officers described in the Summary Compensation Table, and all directors and executive officers as a group at March 11, 1996. Except as noted below, each person has sole voting and dispositive powers with respect to the shares shown.

                                                                                             AMOUNT AND NATURE
                                                                                               OF BENEFICIAL     PERCENT OF
                                     NAME                                           AGE          OWNERSHIP          CLASS
------------------------------------------------------------------------------      ---      ------------------  -----------
Nominees:
    Peter J. Rose (1).........................................................          52           291,620           2.42%
    Kevin M. Walsh (1)........................................................          45           306,160           2.54%
    James L.K. Wang (2).......................................................          48           156,052           1.30%
    James J. Casey (3)........................................................          63             9,350              *
    Dan P. Kourkoumelis (3)...................................................          44             6,000              *
    John W. Meisenbach (3)....................................................          59            56,000              *
Additional Named Executives:
    Glenn M. Alger (4)........................................................          39           176,707           1.47%
    Michael R. Claydon (5)....................................................          48            71,932              *
All directors and executive officers as a group (15 persons) (2)(6)...........                     1,255,301          10.43%

------------------------
*   Less than 1%

(1) Includes 80,000 shares subject to purchase options exercisable within sixty days.

(2) Includes an aggregate of 31,000 shares held by Mr. Wang for the benefit of the following individuals: Johnny Chang (15,000 shares), M.F. Chi (8,000 shares), Michael Wong (1,000 shares) and Tammy Han (7,000 shares), with respect to which Mr. Wang disclaims beneficial ownership. Mr. Wang and each of these beneficial owners are employees of E.I. Freight (Taiwan) Ltd.

(3) Includes 6,000 shares subject to purchase options exercisable within sixty days.

(4) Includes 90,000 shares subject to purchase options exercisable within sixty days.

(5) Includes 70,000 shares subject to purchase options exercisable within sixty days.

(6) Includes 472,500 shares subject to purchase options exercisable within sixty days.
                            ------------------------

    All directors hold office until the next annual meeting of shareholders of the Company and until their successors are elected and qualified.

    Peter J. Rose has served as a director and Vice President of the Company since July 1981. Mr. Rose was elected a Senior Vice President of the Company in May 1986, Executive Vice President in May 1987, President and Chief Executive Officer in October 1988, and Chairman and Chief Executive Officer in May 1991.

    Kevin M. Walsh has served as a director and Vice President of the Company since July 1981. Mr. Walsh was elected a Senior Vice President of the Company in May 1986, Executive Vice President in December 1989, and President and Chief Operating Officer in May 1991.

    James  L.K.  Wang has  served as  a  director and  the Managing  Director of
Expeditors International Taiwan Ltd. since September 1981 and with its successor, E.I. Freight (Taiwan), Ltd., since January 1991. In October 1988, Mr. Wang became a director and Director -- Far East of the Company and in January 1996 he
was elected Executive Vice President. Mr. Wang has been nominated for reelection to the Board of Directors pursuant to a contractual undertaking made by the Company in connection with the 1984 acquisition of the Company's Hong Kong,
Singapore and Taiwan offices. See "Executive Compensation -- Employment Contracts" and "Certain Transactions."

    James J. Casey became a director of the Company in May 1984. From May 1987 to December 1989, Mr. Casey was the Executive Vice President of Avia Group International, a subsidiary of Reebok and retailer of athletic shoes and sporting apparel. From December 1985 to April 1987, Mr. Casey was the Chief Operating Officer of Starbucks Coffee and Tea, a distributor of premium coffees and teas. From 1978 to November 1985, Mr. Casey was employed by Eddie Bauer, Inc., a subsidiary of General Mills and retailer of high quality recreational and sporting apparel and equipment, in various management capacities including, most recently, President -- Direct Marketing.

    Dan P. Kourkoumelis became a director of the Company in March 1993. Since 1967, Mr. Kourkoumelis has been employed in various positions by Quality Food Centers, Inc., an independent supermarket chain. He was appointed Executive Vice President in 1983 and Chief Operating Officer in 1987, and has served as President and Chief Operating Officer since 1989 and as a director since 1991. In 1994, Mr. Kourkoumelis became a member of the Board of Directors of Shurgard Storage Centers, Inc., a self storage industry Real Estate Investment Trust.

    John W. Meisenbach became a director of the Company in November 1991. Since 1972, Mr. Meisenbach has been the President and sole shareholder of Meisenbach Capital Management, a financial services company. From 1983 through 1993, Mr. Meisenbach served on the Board of Directors of Pioneer Bank, a savings bank, and, since 1983, has served on the Board of Directors of Price/Costco, Inc., a wholesale membership store chain.

BOARD AND COMMITTEE MEETINGS

    The Board of Directors of the Company held one meeting during the year ended December 31, 1995, and transacted business on seven occasions during the year by unanimous written consent.

    The Board of Directors has an Audit Committee which consists of Messrs. Casey, Kourkoumelis, and Meisenbach. The function of the Audit Committee is to meet with the internal financial staff of the Company and the independent public accountants engaged by the Company to review (i) the scope and findings of the annual audit, (ii) quarterly financial statements, (iii) accounting policies and procedures and the Company's financial reporting, and (iv) the internal controls employed by the Company. The Audit Committee also recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and reviews the fees charged for audits and for any non-audit engagements. The Committee's findings and recommendations are reported to management and the Board of Directors for appropriate action. The Audit Committee held four meetings during 1995.

    The Board of Directors has a Compensation Committee which consists of Messrs. Casey, Kourkoumelis, and Meisenbach. The function of the Compensation Committee is to consider and act upon management's recommendations to the Board of Directors on salaries, bonuses and other forms of compensation for the Company's executive officers and certain other key employees. The Compensation Committee has been appointed by the Board of Directors to administer the Company's stock option plans. The Compensation Committee held three meetings during 1995, and transacted business on two occasions during the year by unanimous written consent.

    The Board of Directors does not have a standing Nominating Committee.

    Each director attended at least 75% of the aggregate of the total number of Board of Directors meetings and meetings of committees of the Board of Directors on which he served.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Company operates in the highly-competitive global logistics services industry. The Company believes that the quality of its service depends upon the quality of its officers and employees. In order to succeed, the Company believes that it must be able to attract and retain qualified executives.

    The Compensation Committee of the Board of Directors was established to develop and implement compensation policies, plans and programs which seek to:

    -attract and retain key executives critical to the long-term success of the Company,

    -enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's senior managers with those of its shareholders, and

    -support the short- and long-term strategic goals and objectives of the Company.

    Compensation for each of the Named Executive Officers, as well as other senior executives, consists of a base salary, annual incentive bonus compensation, and long-term incentives in the form of stock options. The Committee considers the competitiveness of the entire compensation package of an executive officer relative to that paid by similar companies when determining base salaries, percentage allocation of the bonus program, and grant of stock options. The Company's objective is to offer a total compensation package which gives the executive the opportunity to be paid at a level which is superior to that offered by the Company's competitors in the global logistics services industry.

    BASE SALARY. Throughout its history, the Company has followed the policy of offering its officers and other key managers a compensation package which is weighted toward incentive-based compensation. Accordingly, the Company believes that annual base salaries of its executive officers are generally set well below competitive levels paid to senior executives with comparable qualifications, experience and responsibilities at other comparably-sized companies engaged in similar businesses as the Company. This belief is based on the general knowledge of the Committee and management of compensation practices in the industry and, in part, on a review of compensation disclosures in the proxy statements of such comparably-sized companies, including certain companies in the industry group index shown in the stock performance graph elsewhere in this proxy statement. Base salaries for executives are reviewed by the Compensation Committee on an annual basis as part of an overall examination of compensation and the base salary may be changed based on the Committee's decision that an individual's contribution, duties, and responsibilities to the Company has changed. The Compensation Committee believes that the total compensation of the Chairman and Chief Executive Officer should be closely linked to operating income, and as a result, the fixed portion (represented by base salary) of the compensation package for this position has remained at the current level since June 1, 1987.

    INCENTIVE COMPENSATION. The Company has maintained an incentive bonus program for executive officers since inception of the Company. In January 1985, the Compensation Committee fixed the aggregate amount of bonuses available under the program at ten percent of pre-bonus operating income. Factors considered in determining the percentage to be made available for distribution included the number of executives participating in the bonus program, as well as the level of Company operations. The Compensation Committee also considered the aggregate amount of discretionary bonuses paid to executive officers in each of the years from 1982 to 1984, which approximated ten percent of operating income during those years. The Committee believes that setting the aggregate executive bonus at a fixed percentage of operating income, with actual increases in bonuses paid tied to actual increases in operating income, provides both a better incentive to the executives than discretionary bonuses or targeted performance goals, and a more direct relationship between the executives' incentive compensation and shareholders' return. By placing emphasis on growth in operating income, any change in compensation is directly proportional to the profit responsibility of the executive team.

    All officers of the Company are eligible for inclusion in the executive officer bonus program, although inclusion in the program and the allocation of the aggregate amount among individual executives is determined at the beginning of each year at the discretion of senior management. Annually the Compensation Committee reviews the compensation package for each executive officer, including the allocation of incentive compensation. The percentage of the executive bonus pool allocated to the Chairman and Chief Executive Officer has changed periodically to allow increased allocations to other executives and as a result of a change in the total number of participating executives. In 1995, the portion of the executive bonus pool allocated to the Chairman and Chief Executive Officer decreased by four percent due to an increase in the number of participating executives.

    The incentive compensation program adopted by the Compensation Committee for senior executives mirrors the compensation program that has been in place in each operating office since the inception of the Company. The Company has maintained a consistent compensation philosophy: offer a confident and capable individual a modest base salary and the opportunity to share in a fixed and determinable percentage of the operating profit generated by the business unit under his or her control. Growth in individual compensation will only occur in conjunction with an increase in the contribution to Company profits. Along with the branch manager, key department managers and supervisors share in the distribution of this branch bonus pool.

    Key elements of this compensation philosophy include encouraging each manager to think and act as an entrepreneur, establishing compensation levels that are not perceived as being arbitrary, developing financial rewards that are team oriented, and closely aligning the interests of the individual employee with the goals of the Company and returns to the shareholders.

    LONG-TERM INCENTIVES. The Compensation Committee believes that stock option grants afford a desirable, long-term compensation method because they closely ally the interests of management with shareholder value. During 1995, the Committee granted stock options to 160 employees including each Named Executive Officer. Except in the case of the Chairman and Chief Executive Officer and certain other Named Executive Officers, the Committee granted stock options based upon recommendations made by senior management. Prior to approving any stock option grants, the Committee reviews and considers factors such as the employee's current position, length of service, and any prior stock option grants.

    During the 1995 stock option review process, the Compensation Committee determined that stock option grants should also be made to the Chairman and Chief Executive Officer and certain other Named Executive Officers. The last stock option grants for each of these executive officers had been made in 1990 and contained provisions for reload options which would be automatically granted upon exercise of the original options within specified time periods. In 1993, the Chairman and Chief Executive Officer along with each executive officer holding options with reload provisions, voluntarily waived their rights to, and released the Company from any obligation for, the automatic reload of stock options. No reload provisions have been included with any other options granted by the Committee. As a result of the 1995 stock option grants, each executive officer of the Company holds unvested stock options. The Committee believes that unvested options promote stability in the management team and provide a continuing incentive for focus on sustained long-term growth in shareholder value.

    POST EMPLOYMENT -- PERSONAL SERVICES AGREEMENT. The employment contract of the Chairman and Chief Executive Officer contains a provision calling for post employment personal services for a minimum of sixty days per year including up to twenty days of business travel annually. Subject to earlier termination as described below, the personal services agreement will run for a period of ten years or until age seventy whichever comes first. In exchange, the Chairman and Chief Executive Officer will receive an annual payment initially equal to the base salary received for the most recent twelve months of service. Payments after the first year will be indexed for changes to the CPI or similar index. In the event that retirement occurs prior to age sixty, the initial annual compensation shall be reduced by four percent for each year, or fraction thereof, below age sixty. If the Chairman and Chief Executive Officer were to retire in 1996 the initial annual payment would be $79,200 and the agreement would run for ten years unless terminated as provided below. The contract also extends coverage under the Company standard benefits package as amended from time to time. The Chairman and Chief Executive Officer is prohibited from competing with the Company during the term of the personal services agreement. The obligation of the Company for such compensation is subject to termination in the event of death, disability or willful failure to perform and would also terminate in the event that employment was terminated with cause.

    The Compensation Committee recognizes the key role that continuity in personal relationships play in the global logistics services business. This agreement calling for personal services assures the Company of the post retirement involvement and loyalty of the Chairman and Chief Executive Officer. In addition, this agreement anticipates and facilitates the eventual orderly transition from one Chief Executive Officer to another while at the same time providing a modest incentive for the incumbent to delay retirement until at least age sixty.

    POLICY ON DEDUCTIBILITY OF COMPENSATION. Under Section 162(m) of the Internal Revenue Code of 1986 the Federal income tax deduction for certain types of compensation paid to the Company's Chief Executive Officer and to the four highest compensated officers whose compensation must be reported to shareholders under the Securities Exchange Act of 1934, is limited to $1,000,000 per officer per taxable year unless such compensation meets certain requirements. The Compensation Committee is aware of this limitation and believes that the deductibility of compensation payable in 1996 will not be affected by this limitation. The Committee's present intention is to structure compensation to comply with Section 162(m) and maintain the deductibility of compensation.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

James J. Casey
Dan P. Kourkoumelis
John W. Meisenbach

SUMMARY COMPENSATION TABLE

    The following table shows compensation paid by the Company for services rendered during fiscal years 1995, 1994, and 1993 to the person who was the Chief Executive Officer at the end of fiscal 1995 and the four other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in 1995 (the "Named Executive Officers").

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                                ANNUAL COMPENSATION    -------------
NAME AND                                                       ----------------------     AWARDS          ALL OTHER
PRINCIPAL POSITION                                FISCAL YEAR    SALARY    BONUS (1)     OPTIONS #    COMPENSATION (2)
------------------------------------------------  -----------  ----------  ----------  -------------  -----------------
Peter J. Rose,                                          1995   $  110,000  $  551,278       40,000        $   1,500
 Chairman and                                           1994      110,000     448,961          -0-            1,500
 Chief Executive Officer                                1993      110,000     357,524          -0-            1,500
Kevin M. Walsh,                                         1995      110,000     551,278       40,000            1,500
 President and                                          1994      110,000     448,961          -0-            1,500
 Chief Operating Officer                                1993      110,000     357,524          -0-            1,500
James L.K. Wang,                                        1995       97,881     406,165       40,000              -0-
 Executive Vice President and                           1994       92,179     522,492          -0-              -0-
 Director -- Far East                                   1993       94,988     266,836          -0-              -0-
Glenn M. Alger,                                         1995       96,000     394,973       25,000            1,500
 Senior Vice President                                  1994       96,000     322,292        5,000            1,500
                                                        1993       96,000     255,389          -0-            1,500
Michael R. Claydon,                                     1995      122,433     279,788       25,000              -0-
 Director -- Europe                                     1994      118,865     224,887        5,000              -0-
                                                        1993      116,192     170,189          -0-              -0-

------------------------
(1) These amounts were paid pursuant to bonus programs in place since the inception of the Company. Since 1985, the Compensation Committee of the Board of Directors has set the aggregate amount of executive bonuses at ten percent of pre-bonus operating income. Since the inception of the Company, Mr. Wang's bonus has been paid from a share in the Company standard bonus program for operating units in the Far East under Mr. Wang's supervision.

(2) These amounts represent the Company's matching contributions of $.50 for each $1.00 of employee savings, up to a maximum annual Company contribution of $1,500 per qualified employee, under an employee savings plan intended to qualify under Section 401(k) of the Internal Revenue Code, as amended.

OPTION GRANT TABLE

    The following table sets forth certain information regarding options granted during 1995 to the Named Executive Officers.

                                                              OPTION GRANTS IN LAST FISCAL YEAR (1)
                                           ---------------------------------------------------------------------------
                                                            INDIVIDUAL GRANTS                    POTENTIAL REALIZABLE
                                           ----------------------------------------------------    VALUE AT ASSUMED
                                            NUMBER OF    % OF TOTAL                              ANNUAL RATES OF STOCK
                                           SECURITIES      OPTIONS                                PRICE APPRECIATION
                                           UNDERLYING    GRANTED TO    EXERCISE OR                FOR OPTION TERM (3)
                                             OPTIONS    EMPLOYEES IN   BASE PRICE   EXPIRATION   ---------------------
NAME                                       GRANTED (1)   FISCAL YEAR   ($/SH) (3)    DATE (2)     5% ($)     10% ($)
-----------------------------------------  -----------  -------------  -----------  -----------  ---------  ----------
Peter J. Rose............................      40,000          11.3         22.50     5/17/2005    566,005   1,434,368
Kevin M. Walsh...........................      40,000          11.3         22.50     5/17/2005    566,005   1,434,368
James L.K. Wang..........................      40,000          11.3         22.50     5/17/2005    566,005   1,434,368
Glenn M. Alger...........................      25,000           7.1         22.50     5/23/2005    353,753     896,480
Michael R. Claydon.......................      25,000           7.1         22.50     5/23/2005    353,753     896,480

------------------------
(1) The above grants were made on May 17, 1995 and May 23, 1995 pursuant to the Company's 1985 Stock Option Plan (the "1985 Plan"). All options granted in fiscal 1995 are subject to a vesting schedule. Subject to earlier vesting under the conditions set forth in the 1985 Plan, fifty percent of the options will be exercisable commencing three years from the date of the grant and twenty-five percent will be exercisable four and five years after the date of the grant, respectively. See "Change in Control Arrangements."

(2) All options expire ten years after the date of the grant.

(3) Realizable values are reported net of the option exercise price and ignoring tax consequences. The dollar amounts under these columns are the result of calculations using the standard 5% and 10% rates set by the Securities and Exchange Commission. Actual gains, if any, on stock option exercises are dependent on future appreciation in value of all outstanding Common Stock. The potential realizable value calculation assumes that the option holder remains employed through the vesting period and then waits until the end of the option term to exercise the option.

OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

    The following table sets forth certain information as of December 31, 1995 regarding options held by the Named Executive Officers.

                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE
                               ----------------------------------------------------------------------------------
                                                                 NUMBER OF
                                                           SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS AT
                                 SHARES                      DECEMBER 31, 1995          DECEMBER 31, 1995 (2)
                               ACQUIRED ON     VALUE     --------------------------  ----------------------------
NAME                            EXERCISE    REALIZED (1) EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-----------------------------  -----------  -----------  -----------  -------------  ------------  --------------
Peter J. Rose................         -0-          -0-       80,000        40,000    $  1,190,000   $    145,000
Kevin M. Walsh...............         -0-          -0-       80,000        40,000    $  1,190,000   $    145,000
James L.K. Wang..............      20,000      315,000       20,000        40,000    $    297,500   $    145,000
Glenn M. Alger...............       2,700       54,891       90,000        30,000    $  1,324,950   $    136,250
Michael R. Claydon...........         -0-          -0-       70,000        30,000    $  1,170,550   $    136,250

------------------------
(1) Represents the difference between the closing price of the Company's Common Stock on the date of exercise and the exercise price of the options, multiplied by the number of options exercised.

(2) This value is calculated based on the closing price of the Company's Common Stock at December 29, 1995, less the exercise price multiplied by the number of in-the-money options held and ignoring tax consequences. There is no guarantee that if and when these options are exercised they will have this value.

DIRECTORS' COMPENSATION

    Currently directors who are not employees of the Company are each paid an annual retainer fee of $7,500, as well as $750 for each Board of Directors and committee meeting attended. Pursuant to the 1993 Directors' Non-Qualified Stock Option Plan, each director who is not an employee of the Company and who is elected to office at the annual meeting of shareholders of any year will, on the first business day of the immediately succeeding month, be automatically granted an option to purchase 2,000 shares of Common Stock at the fair market value of the stock on that date.

STOCK PRICE PERFORMANCE GRAPH

    The following graph shows a five year comparison of cumulative returns for the Company's Common Stock, the NASDAQ Stock Market (U.S. and Foreign) and NASDAQ Trucking and Transportation Stock Index. The total cumulative return on investment (change in month-end stock price plus reinvested dividends) for each of the periods for the Company, the NASDAQ Stock Market (U.S. and Foreign) and the NASDAQ Trucking and Transportation Index is based on the stock price or index at December 31, 1990.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            COMPANY INDEX   MARKET INDEX   PEER INDEX
12/31/90               100            100          100
1/31/91            119.728        110.647      113.637
2/28/91            134.694        121.244      120.455
3/28/91            140.136        129.388      126.822
4/30/91            136.054         130.19      126.274
5/31/91            146.939        136.199      134.799
6/28/91             149.66        128.225       130.58
7/31/91            159.184        135.757      133.086
8/30/91            172.789        142.229      137.068
9/30/91            144.218        142.934      136.239
10/31/91           142.857        147.659      140.654
11/29/91           146.939        142.742      134.324
12/31/91           168.708        159.611      145.372
1/31/92             174.15        169.175      160.222
2/28/92            183.673        172.943       169.46
3/31/92            183.674        164.938      166.865
4/30/92            155.782        157.901      169.078
5/29/92            176.871        159.934      168.809
6/30/92            176.871        153.746      158.743
7/31/92            182.313         158.88      158.296
8/31/92            170.068        154.131      153.203
9/30/92            168.708        159.564      157.323
10/30/92           168.708        165.523      163.206
11/30/92           164.626        178.488      171.548
12/31/92           168.708        185.193      177.899
1/29/93            185.034        190.705      183.611
2/26/93            159.184        183.862      183.146
3/31/93            157.823         189.41      191.426
4/30/93            136.054        181.834      189.497
5/28/93            150.902         192.77      194.686
6/30/93            144.757         194.01      195.328
7/30/93            139.294        194.349      198.688
8/31/93            144.757        204.464       204.34
9/30/93            157.048        210.197       203.89
10/29/93           170.704         215.05      210.847
11/30/93           150.771        208.265      211.564
12/31/93           164.477        214.394      216.132
1/31/94            176.813        221.233      230.272
2/28/94            208.338        218.837      230.194
3/31/94            194.631         205.42      216.082
4/29/94            174.072        202.737      214.604
5/31/94            192.463        202.979      207.888
6/30/94            189.713        194.986      200.077
7/29/94            197.962        199.607      209.686
8/31/94            222.707        211.741      215.325
9/30/94            219.957        211.445       206.35
10/31/94           228.206        215.127      206.116
11/30/94           239.767        207.649      192.825
12/30/94           239.767        207.369      196.161
1/31/95            237.011        208.171      195.838
2/28/95            242.522        218.952      209.161
3/31/95            231.499         225.11       205.36
4/28/95            253.546         231.59      214.868
5/31/95            245.905         237.45      213.003
6/30/95            248.668        256.042      223.803
7/31/95            270.771        273.702      231.085
8/31/95            256.957         278.74      229.185
9/29/95            298.401        286.921      229.784
10/31/95           290.112        283.977      214.506
11/30/95           282.487        289.866      231.059
12/29/95            289.41        287.971      223.114

EMPLOYMENT CONTRACTS

    The Company has entered into employment agreements with the following Named Executive Officers which provide for the base salaries and expiration dates indicated below:

                                                         CURRENT BASE
              NAME AND CURRENT POSITION                  ANNUAL SALARY   EXPIRATION DATE
------------------------------------------------------  ---------------  ----------------
Peter J. Rose ........................................       US$110,000          May 1996
 Chairman and Chief Executive Officer
Kevin M. Walsh .......................................       US$110,000          May 1996
 President and Chief Operating Officer
James L.K. Wang ......................................     NT$2,592,960     February 1997
 Executive Vice President and
 Director -- Far East
Glenn M. Alger .......................................        US$96,000          May 1996
 Senior Vice President
Michael R. Claydon ...................................        UKL77,500        April 1997
 Director -- Europe

    Each of the above employment agreements is automatically renewable upon expiration for additional one-year periods unless either party elects otherwise. Each agreement includes a covenant of the employee not to compete with the Company during its term and for a period of at least six months following termination, at the option of the Company, provided that no change in control shall have occurred. See "Change in Control Arrangements" below. The Company has the right to terminate any of these agreements at any time. For Messrs. Rose, Walsh and Alger, if the Company terminates an agreement without cause during the term thereof, the employee is entitled to receive an amount equal to his last six-months compensation. In other circumstances, such persons will receive a lump sum payment equal to six months base salary in the event the Company elects the post employment covenant not to compete. If the Company terminates Mr. Wang's agreement without cause during the term thereof, Mr. Wang will receive his base salary for the remainder of the term or until such time as he becomes otherwise employed in the freight forwarding business, whichever is earlier. Mr. Claydon is entitled to 12-months notice in the event employment is terminated without cause, and an additional six-months compensation in the event the Company exercises its rights under the non-competition provisions of the agreement.

CHANGE IN CONTROL ARRANGEMENTS

    The employment agreement for each executive officer allows the Company to extend the restriction on competition with the Company for at least six months following termination of the employment relationship. The extension is at the sole election of the Company unless the employee terminates the employment relationship by resigning during a specified period surrounding a "change in control," as defined below, in which case the employee may decline any offered lump sum payment and thereby avoid the accompanying restriction on competition.

    Historically, most options granted under the Company's 1985 Plan vest at the rate of 50% three years after the date of grant, and an additional 25% four years after the date of grant and the balance five years after the date of grant. However, the 1985 Plan provides that outstanding options will become immediately vested and fully exercisable in connection with the occurrence of a "change in control" of the Company.

    "Change in Control" means either one of the following: (i) when any person (with certain exceptions) becomes the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the Company's then outstanding securities or (ii) shareholder approval of a transaction involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

                              CERTAIN TRANSACTIONS

    In connection with the acquisition of the assets of certain Far East affiliates including Taiwan effective January 1, 1984, the Company agreed to use its best efforts, so long as James L.K. Wang remains a shareholder of the Company and is employed by the Company or any of its affiliates or exclusive agents, to cause one person nominated by Mr. Wang to be elected to the Company's Board of Directors. In addition, the Company agreed that it will make no appointment of a manager for any Far East office without prior consultation with Mr. Wang so long as he remains a shareholder of the Company and is employed by the Company or one of its affiliates or exclusive agents. Pursuant to this agreement, Mr. Wang has been nominated for re-election to the Company's Board of Directors.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The Company has selected KPMG Peat Marwick, LLP to continue as its principal independent public accountants for the current year. Representatives of KPMG Peat Marwick, LLP are expected to be present at the Annual Meeting and have the opportunity to make a statement if they so desire and to respond to appropriate questions.

                                 OTHER BUSINESS

    As of the date of this Proxy Statement, management knows of no other business which will be presented for action at the meeting. If any other business requiring a vote of the shareholders should come before the meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

                     SECTION 16(a) REPORTING DELINQUENCIES

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that certain of the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes of ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

    Based solely on its review of the copies of such forms received by the Company, and on written representations by the Company's officers and directors regarding their compliance with the filing requirements, the Company believes that, in 1995 all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Charles J. Lynch, Corporate Controller, filed a late Form 5 concerning a grant of shares of stock under the Company's Employee Stock Purchase Plan.

                         SHAREHOLDER PROPOSALS FOR THE
                      1997 ANNUAL MEETING OF SHAREHOLDERS

    Shareholder proposals to be presented at the 1997 Annual Meeting of Shareholders must be received by the Secretary at the Company's executive offices by November 26, 1996, in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

                            SOLICITATION OF PROXIES

    The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. In addition, the Company has agreed to pay the firm of Allen Nelson & Co. a fee of $3,000 plus reasonable expenses for proxy solicitation services. Solicitations of proxies may be made personally, or by mail, telephone, telegraph, facsimile or messenger.

    The Company, if requested, will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All such costs of solicitation of proxies will be paid by the Company.

                                          By Order of the Board of Directors

                                          [SIGNATURE]

                                          Jeffrey J. King
                                          SECRETARY

Seattle, Washington
March 25, 1996

                     EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Peter J. Rose and Jeffrey J. King, and each of them, as proxies, each with full power of substitution, to represent and to vote for and on behalf of the undersigned, as designated, the number of shares of common stock of Expeditors International of Washington, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 8, 1996, or at any adjournment thereof. The undersigned directs that this proxy be voted as follows:





                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE.)







-------------------------------------------------------------------------------
                          ^  FOLD AND DETACH HERE  ^

                                                            Please mark   ----
                                                            your votes as | X |
                                                            indicated in  |   |
                                                            this example  ----



                              FOR all nominees         WITHHOLD AUTHORITY
                              (except as indicated     to vote for all nominees
                              to the contrary below).  named below.

(1) Election of Directors:      ----                   ---- P.J. Rose,
                                |  |                   |  | K.M. Walsh,
                                ----                   ---- J.L.K. Wang,
                                                            J.J. Casey,
                                                            D.P. Kourkoumelis,
                                                            J.W. Meisenbach


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR
ANY INDIVIDUAL NOMINEE, PRINT THAT NOMINEE'S NAME
IN THE FOLLOWING SPACE:


------------------------------------------




                                                 This proxy, when properly
                                               executed, will be voted in the
                                               manner directed on this proxy
                                               card. The Board of Directors
                                               recommends a vote FOR all
                                               nominees designated on this
                                               proxy card. If no specification
                                               is made, all shares represented
                                               by this proxy will be voted FOR
                                               all of said nominees and will be
                                               voted in accordance with the
                                               discretion of the proxies on all
                                               other matters which may come
                                               before the meeting or any
                                               adjournment.

                                                 The undersigned hereby revokes
                                               any proxy or proxies hereunto
                                 ------        given for such shares and
                                      |        ratifies all that said proxies
                                      |        or their substitutes may
                                      |        lawfully do by virtue hereof.
                                      |

                                               PLEASE PROMPTLY DATE, SIGN AND
                                               RETURN THIS PROXY CARD



Signature ___________ Signature if held jointly __________ Dated ________, 1996

Please sign exactly as name appears on this proxy. If stock is held jointly, both persons should sign. Persons signing in a representative capacity should give their title.

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                           ^  FOLD AND DETACH HERE  ^